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                                                                     EXHIBIT 8.1

                         [LETTERHEAD OF SIDLEY & AUSTIN]






                                 March 21, 2001


Wells Fargo Auto Receivables Corporation
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479

             Re: Registration Statement on Form S-3 (No. 333-53920)

Ladies and Gentlemen:

         Reference is made to the above-captioned registration statement filed with the Securities and Exchange Commission by Wells Fargo Auto Receivables Corporation, a Delaware corporation (the "Company") on January 18, 2001, as amended to the date hereof (the "Registration Statement") and to the prospectus (the "Prospectus") included in such Registration Statement relating to the issuance of Asset-Backed Notes and Certificates.

         We are special tax counsel to the Company in connection with the Prospectus. The statements in the Prospectus under the heading "Material United States Federal Income Tax Consequences," to the extent they constitute matters of federal income tax law or legal conclusions with respect thereto, have been prepared or reviewed by us and, in our opinion, are correct in all material respects. We hereby consent to the reference to this Firm in the Prospectus under the headings "Material United States Federal Income Tax Consequences" and "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related Rules promulgated by the SEC.

         We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinion expressed above, including any changes in applicable law which may hereafter occur.

                                                             Very truly yours,



                                                             /s/ Sidley & Austin